UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2006

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2006, Adobe Systems Incorporated (the “Company”) entered into an Employment Transition Agreement (the “Transition Agreement”) with Murray J. Demo, the Executive Vice President and Chief Financial Officer.

Pursuant to the terms of the Transition Agreement, Mr. Demo will continue to serve as the Company’s Chief Financial Officer until June 16, 2006 or such earlier time as the Company requests that he resign from that position. Mr. Demo will continue to be a full-time employee of the Company through June 16, 2006 and be provided the same base salary and employee benefits that he currently receives.

From June 17 through December 1, 2006, Mr. Demo will become a part-time employee working up to 20 hours per week, and paid on an as-worked non-exempt basis at a rate of $223.55 per hour worked. Mr. Demo’s duties for the remainder of his employment will consist of providing transition assistance as requested by the Company. The terms of Mr. Demo’s equity awards will not be modified in any way by the Transition Agreement and will continue to be determined in accordance with the terms of the applicable equity award plans and/or agreements. Mr. Demo will be eligible for COBRA insurance coverage and, except as provided below, will receive other employee fringe benefits in accordance with the Company’s respective plans as applicable to part-time employees.

If Mr. Demo remains an employee in good standing with the Company through at least June 16, 2006, he will receive a pro-rated portion of his Annual Incentive Plan (“AIP”) bonus for fiscal 2006, which award will be based on his AIP target percentage multiplied by his actual base salary earnings during fiscal 2006 and actual corporate results. Any AIP bonus earned will be paid to Mr. Demo in accordance with the payment terms of the AIP, which is expected to be paid in January 2007.

If Mr. Demo begins employment for another company at any time prior to December 2, 2006, his employment with the Company will terminate on the day immediately preceding the start of such alternate employment, and all Adobe benefits and bonus programs will terminate in accordance with the terms of the respective plans and programs, except with respect to the AIP as described above.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached to this report as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

10.1 Employment Transition Agreement with Murray J. Demo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: March 23, 2006	By:	/s/ KAREN O. COTTLE
Karen O. Cottle Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Transition Agreement with Murray J. Demo